EXHIBIT 7.3.4
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
________ __, 201_
PNC Bank, National Association,
as Administrative Agent
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222
Ladies and Gentlemen:
I refer to the Credit Agreement, dated as of May 9, 2016, by and among Black Box Corporation, a Delaware corporation (the "Borrower"), the Guarantors (as defined therein) party thereto, PNC Bank, National Association ("PNC Bank") and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a "Lender" and collectively, the "Lenders") and PNC Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, the ____________________ [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the _________ [quarter/year] ended _______________ ___, 201__ (the "Report Date"), as follows:
1.    CHECK ONE:

______
The annual financial statements of the Borrower and its Subsidiaries, consisting of an audited consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent, in each case being delivered to the Administrative Agent and the Lenders with this Compliance Certificate comply with the reporting requirements for such financial statements as set forth in Section 7.3.2 [Annual Financial Statements] of the Credit Agreement.

OR

______	The quarterly financial statements of the Borrower and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter

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and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, in each case being delivered to the Administrative Agent and the Lenders with this Compliance Certificate comply with the reporting requirements for such financial statements as set forth in Section 7.3.1 [Quarterly Financial Statements] of the Credit Agreement.
2.    The representations and warranties of the Loan Parties contained in Section 5 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein).
3.    In accordance with Section 5.2 [Updates to Schedules] of the Credit Agreement, attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the "Updated Schedules"). Notwithstanding the foregoing, the Borrower (on behalf of the Loan Parties) hereby acknowledges and agrees that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing the Updated Schedules, provided, however, that the Borrower may update Schedule 5.1.2 without any Lender approval in connection with any transaction permitted under Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 7.2.7 [Dispositions of Assets or Subsidiaries] and 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement.
4.    No Event of Default or Potential Default exists as of the Report Date.
5.        Indebtedness (Sections 7.2.1(iii), (x) and (xiii)).
(a)    Indebtedness of the Loan Parties and their Subsidiaries incurred with respect to Purchase Money Security Interests and Capital Leases, in the aggregate, as of the Report Date is $____________, which does not exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00).
(b)    Indebtedness of one or more Loan Parties to pursuant to an unsecured line of credit for the purpose of providing financing to such Loan Parties in connection with vendor purchasing relationships of such Loan Parties, in the aggregate, as of the Report Date is $____________, which does not exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00).

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(c)    Unsecured Indebtedness of the Loan Parties and their Subsidiaries not otherwise permitted in items (i) through (xii) of Section 7.2.1 of the Credit Agreement [Indebtedness], in the aggregate, as of the Report Date is $____________, which does not exceed Ten Million and 00/100 Dollars ($10,000,000.00).
6.        Liens (Section 7.2.2; clause (xiii) of the definition of Permitted Liens). Liens securing other obligations of the Loan Parties and their Subsidiaries as of the Report Date does not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00).
7.        Guaranties (Section 7.2.3(vii)). (a) Other Guaranty obligations and liabilities of the Loan Parties and their Subsidiaries, in the aggregate, plus (b) all loans, advances and investments permitted by clause (ix) of Section 7.2.4 of the Credit Agreement [Loans and Investments], in the aggregate, as of the Report Date is $____________, which does not exceed Thirty Million and 00/100 Dollars ($30,000,000.00).
8.    Loans and Investments (Section 7.2.4(ix)). (a) Loans, advances and investments by the Loan Parties and their Subsidiaries in Excluded Subsidiaries and Joint Ventures not otherwise permitted in items (i) through (viii) of Section 7.2.4 of the Credit Agreement [Loans and Investments], in the aggregate, plus (b) all obligations permitted by clause (vii) of Section 7.2.3 of the Credit Agreement [Guaranties], in the aggregate, as of the Report Date is $____________, which does not exceed Thirty Million and 00/100 Dollars ($30,000,000.00).
9.    [Dividends and Related Distributions (Section 7.2.5(ii)). Regular quarterly dividends of the Loan Parties and their Subsidiaries (which in each case were made when immediately before and immediately after giving effect thereto, no Event of Default or Potential Default existed), in the aggregate, as of the Report Date for the fiscal year ending as of March 31, 20__ equals $____________, which does not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00).]
10.    Dispositions of Assets or Subsidiaries (Section 7.2.7(vi)). Consideration received by the Borrower and its Subsidiaries during the term of the Credit Agreement for sales, transfers and leases of assets (including the Capital Stock of a Loan Party or Excluded Subsidiary), in the aggregate, as of the Report Date equals $____________, which does not exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00).
11.    Maximum Leverage Ratio (Section 7.2.13). The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is [Insert from item 11(C) below] to 1.0, which is not greater than the required ratio for such period as determined by reference to Table 1:
TABLE 1

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Fiscal Quarters Ending	Maximum Leverage Ratio (Prior to the Release Date)	Maximum Leverage Ratio (Upon and after the Release Date)
June 30, 2016 through and including June 30, 2017	3.75 to 1.00	N/A
September 30, 2017 through and including March 31, 2018	3.50 to 1.00	3.25 to 1.00
June 30, 2018 and thereafter	3.25 to 1.00	3.00 to 1.00

The Leverage Ratio shall be computed as follows:

(A)    Consolidated Funded Debt on the Report Date equals
$            , and is computed as follows:

(i)	the principal balance of the Loans and all obligations of the Borrower and its Subsidiaries for borrowed money (including, without limitation, obligations under Capital Leases) $___________

(ii)	(without duplication) contingent liabilities related to letters of credit and guaranties of the Borrower and its Subsidiaries $___________

(iii)
net obligations (contingent or otherwise) under any Foreign Currency Hedge or Interest Rate Hedge, in each case of the Borrower and its Subsidiaries determined and consolidated in
accordance with GAAP             $___________

(iv)	the sum of items 11(A)(i) through 11(A)(iii) equals Consolidated Funded Debt $___________

(B)    Consolidated EBITDA for the four (4) consecutive fiscal quarters then             ending on the Report Date equals $______________, and is computed as             follows:

(i)    net income                    $___________

(ii)    depreciation                    $___________

(iii)    amortization                    $___________

(iv)    other non-cash charges, non-cash expenses
        or non-cash losses to net income        $___________

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(v)    interest expense                $___________

(vi)    income tax expense                $___________

(vii)    restructuring and severance costs
        incurred prior to June 30, 2017 in an
        aggregate amount not to exceed
        Fifteen Million and
        00/100 Dollars ($15,000,000.00)        $___________

(viii)    non-cash credits or gains to net income    $___________

(ix)    the difference of (I) the sum of items
11(B)(i) through 11(B)(vii) minus (II)
item 11(B)(viii) equals Consolidated
EBITDA                    $___________

(C)    The ratio of item 11(A) to item 11(B) equals the Leverage Ratio

12.    Minimum Interest Coverage Ratio (Section 7.2.14). The Interest Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is [Insert from item 12(C) below] to 1.0, which is not less than the required ratio of 3.50 to 1.00 for such period.
(A)        Consolidated EBITDA (from item 11(B)(ix) above)            $___________
(B)        Interest Expense                             $___________
(C)        The ratio of item 12(A) to item 12(B) equals the Interest Coverage Ratio

[INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Compliance Certificate this ____ day of _______________, 20___.

WITNESS:	Black Box Corporation, a Delaware corporation

	By:	(SEAL)
Name:
Title:

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EXHIBIT A
Updated Schedules
[see attached]

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